As filed with the Securities and Exchange Commission on May 15, 2015
Registration No.333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
___________________________________

FEDERAL SIGNAL CORPORATION
(Exact name of registrant as specified in its charter)
___________________________________

Delaware	1415 W. 22nd Street, Oak Brook, Illinois 60523	36-1063330
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices)	(I.R.S. Employer Identification No.)
FEDERAL SIGNAL CORPORATION
2015 EXECUTIVE INCENTIVE COMPENSATION PLAN
(Full title of the plan)
JENNIFER L. SHERMAN
CHIEF OPERATING OFFICER, GENERAL COUNSEL AND SECRETARY
FEDERAL SIGNAL CORPORATION
1415 W. 22nd STREET
OAK BROOK, ILLINOIS 60523
Telephone: (630) 954-2000
(Name, address and telephone numbers, including area code, of agent for service)
Copy to:
ROBERT M. LaROSE, ESQ.
Thompson Coburn LLP
One US Bank Plaza
St. Louis, Missouri 63101
Telephone: (314) 552-6000
___________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐	(Do not check if a smaller reporting company)
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CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $1.00 par value	7,800,000 (1)	$15.25	$118,950,000	$13,822

(1)
Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction. Represents the maximum number of additional shares of common stock available for issuance under the 2015 Executive Incentive Compensation Plan.

(2)
Estimated solely for the purposes of computing the Registration Fee pursuant to the provisions of Rule 457(c) and (h), based upon the average of the high and low sale prices of common stock, $1.00 par value, of the Registrant as reported on the New York Stock Exchange on May 13, 2015.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this registration statement as required by Rule 428(b).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
The undersigned registrant, Federal Signal Corporation (the “Registrant”), hereby files this Registration Statement on Form S‑8 (this “Registration Statement”) to register 7,800,000 shares of the Registrant’s common stock, $1.00 par value (“Common Stock”), for issuance pursuant to the Federal Signal Corporation 2015 Executive Incentive Compensation Plan (the “Plan”).
Item 3.    Incorporation of Documents by Reference.
The Registrant has previously filed the following documents with the Securities and Exchange Commission (the “SEC”), which are hereby incorporated by reference in this Registration Statement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 2, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on April 30, 2015;

•	our Current Report on Form 8-K, filed with the SEC on January 22, 2015;

•
all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year ended December 31, 2014 and

•
the description of our Common Stock, $1.00 par value per share, as contained in our Registration Statement on Form 8-A, filed with the SEC on July 30, 1998, pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Under no circumstances shall any information furnished under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.
Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.    Description of Securities.
The class of securities to be offered is registered under Section 12 of the Exchange Act.
Item 5.    Interests of Named Experts and Counsel.
Not applicable.
Item 6.    Indemnification of Directors and Officers.
Section 102 of the General Corporation Law of Delaware allows a corporation to limit directors’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. Article Fourteenth of the Registrant’s Restated Certificate of Incorporation provides such limitation to the fullest extent permitted by the General Corporation Law of Delaware.

Section 145 of the General Corporation Law of Delaware permits a corporation, subject to the standards set forth therein, to indemnify any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving as such with respect to another entity at the request of the corporation. Article Fifth of the Registrant’s Restated Certificate of Incorporation and Article VI of the Registrant’s Amended and Restated By-Laws provide for full indemnification of its directors and officers to the extent permitted by Delaware law.
The Registrant maintains insurance policies indemnifying directors and officers against certain liabilities for actions taken in their capacities as such. Subject to the limits, retentions, exceptions and other terms and conditions of the policy, the Registrant’s directors and officers are insured against liability for any actual or alleged error, misstatement, misleading statement, act or omission in the discharge of their respective responsibilities to the Registrant solely in their capacity as directors and officers of the Registrant.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The forgoing statements are subject to (i) the detailed provisions of the General Corporation Law of Delaware, (ii) the Restated Certificate of Incorporation and (iii) the Amended and the Restated By-Laws of the Registrant.
Item 7.    Exemption From Registration Claimed.
Not applicable.
Item 8.    Exhibits.
See Exhibit Index.
Item 9.    Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously     disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on May 15, 2015.

FEDERAL SIGNAL CORPORATION

By:	/s/ Dennis J. Martin
Dennis J. Martin
President and Chief Executive Officer (Principal Executive Officer)
POWER OF ATTORNEY
We, the undersigned officers and directors of Federal Signal Corporation, hereby severally and individually constitute and appoint Dennis J. Martin and Jennifer L. Sherman and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the SEC, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Dennis J. Martin	President, Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2015
Dennis J. Martin

/s/ Brian S. Cooper	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	May 15, 2015
Brian S. Cooper

/s/ Ian A. Hudson	Vice President, Corporate Controller (Principal Accounting Officer)	May 15, 2015
Ian A. Hudson

/s/ James E. Goodwin	Chairman and Director	May 15, 2015
James E. Goodwin

/s/ Paul W. Jones	Director	May 15, 2015
Paul W. Jones

/s/ Bonnie C. Lind	Director	May 15, 2015
Bonnie C. Lind

/s/ Richard R. Mudge	Director	May 15, 2015
Richard R. Mudge

/s/ William F. Owens	Director	May 15, 2015
William F. Owens

/s/ Brenda L. Reichelderfer	Director	May 15, 2015
Brenda L. Reichelderfer

/s/ John L. Workman	Director	May 15, 2015
John L. Workman

EXHIBIT INDEX

3.1	Restated Certificate of Incorporation of the Registrant filed as Exhibit 3.1 to the Registrant’s Form 8-K filed April 30, 2010, and incorporated herein by reference.

3.2	Amended and Restated By-Laws of the Registrant filed as Exhibit 3.2 to the Registrant’s Form 10-Q for the quarter ended September 30, 2014, and incorporated herein by reference.

5.1*	Opinion of Thompson Coburn LLP as to the legality of the securities being registered.

23.1*	Consent of Thompson Coburn LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (set forth on signature page hereto).

99.1
Federal Signal Corporation 2015 Executive Incentive Compensation Plan, attached as Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed by the Registrant on March 18, 2015, and incorporated herein by reference.

*	Filed herewith.